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                                                                   Exhibit 5.1

                                 June 16, 2000

Matrix Pharmaceutical, Inc.
34700 Campus Drive
Fremont, CA 94555

Gentlemen:

         With reference to the Registration Statement on Form S-8 to be filed by Matrix Pharmaceutical, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, relating to 1,100,000 shares of the Company's Common Stock issuable pursuant to the Company's 1988 Restricted Stock Plan, as amended and restated (the "Plan"), it is our opinion that such shares of the Common Stock of the Company, when issued and sold in accordance with the Plan, will be legally issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.

                                Very truly yours,


                                /s/ Pillsbury Madison & Sutro LLP

                                PILLSBURY MADISON & SUTRO LLP


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